EXHIBIT 8(b)2

AMENDMENT TO

PARTICIPATION AGREEMENT

AMENDMENT TO

PARTICIPATION AGREEMENT

The Participation Agreement (the “Agreement”), dated as of May 1, 2002, by and among AIM Variable Insurance Funds, a Delaware trust (“AVIF”), Transamerica Financial Life Insurance Company (formerly, AUSA Life Insurance Company, Inc.) (“LIFE COMPANY”) and Transamerica Capital, Inc. (replacing AFSG Securities Corporation by Amendment and Novation), is hereby amended as follows.

Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following

SCHEDULE A

FUNDS AVAILABLE UNDER THE CONTRACTS

AIM V.I. Basic Value Fund

AIM V.I. Capital Appreciation Fund

AIM V.I. Core Equity Fund

AIM V.I. High Yield Fund

SEPARATE ACCOUNTS UTILIZING THE FUNDS

•	Separate Account VA BNY - September 27, 1994

•	Separate Account VA GNY - April 3, 2007

•	Separate Account VA-5NLNY - November 10, 1993

•	Separate Account VA WNY - August 31, 2004

•	Separate Account VA YNY - September 13, 2007

CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

•	Transamerica Landmark NY Variable Annuity

•	Flexible Premium Variable Annuity - L under the marketing name “Transamerica Ascent”

•	Distinct AssetSM Variable Annuity

•	Flexible Premium Variable Annuity - H under the marketing name “Transamerica Liberty NY”

•	Flexible Premium Variable Annuity - N under the marketing name “Transamerica Axiom NY”

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect. Unless otherwise specified, all defined terms shall have the same meaning given to them in the Agreement.

Effective Date: January 10, 2008

AIM VARIABLE INSURANCE FUNDS

Attest:	/s/ Peter Davidson	By:	/s/ Carolyn Gibbs
Name:	Peter Davidson	Name:	Carolyn Gibbs
Title:	Assistant Secretary	Title:	Assistant Vice President

TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY (FORMERLY, AUSA LIFE INSURANCE COMPANY, INC.)

By its authorized officer,

Attest:	/s/ Kathleen S. Mullarkey	By:	/s/ Arthur D. Woods
Name:	Kathleen S. Mullarkey	Name:	Arthur D. Woods
Title:	Paralegal	Title:	Vice President

TRANSAMERICA CAPITAL, INC.

Attest:	/s/ Kathleen S. Mullarkey	By:	/s/ Brenda L. Smith
Name:	Kathleen S. Mullarkey	Name:	Brenda L. Smith
Title:	Paralegal	Title:	Assistant Vice President